       FIRST CHARTER CORPORATION                                             Exhibit 11
       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (Unaudited)


                                                                            Nine Months Ended

                                                                       Sept. 30,       Sept 30,
                                                                         1996           1995

        NET INCOME PER SHARE COMPUTED AS FOLLOWS:
        PRIMARY:
        1.  Net income  . . . . . . . . . . . . . . . . . . . .     $    6,540,267   $  5,851,040
        2.  Weighted average common shares outstanding  . . . .          6,283,285      6,227,318
        3.  Incremental shares under stock options

              computed under the treasury stock method
              using the average market price of issuer's
              stock during the periods  . . . . . . . . . . . .             37,776         56,308
        4.  Weighted average common shares and common
              equivalent shares outstanding   . . . . . . . . .          6,321,061      6,283,626
        5.  Net income per share  . . . . . . . . . . . . . . .    $          1.04  $        0.93
              (Item 1 Divided by Item 4)


        FULLY DILUTED:
        1.  Net income  . . . . . . . . . . . . . . . . . . . .    $     6,540,267  $   5,851,040
        2.  Weighted average common shares outstanding  . . . .          6,283,285      6,227,795
        3.  Incremental shares under stock options
              computed under the treasury stock method

              using the higher of the average or ending
              market price of issuer's stock at the end
              of the periods  . . . . . . . . . . . . . . . . .             37,776         70,074
        4.  Weighted average common shares and common
              equivalent shares outstanding   . . . . . . . . .          6,321,061      6,297,869
        5.  Net income per share  . . . . . . . . . . . . . . .    $          1.04  $        0.93

              (Item 1 Divided by Item 4)




       FIRST CHARTER CORPORATION                                             Exhibit 11
       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (Unaudited)


                                                                           Three Months Ended

                                                                       Sept. 30,      Sept. 30,
                                                                          1996          1995


        NET INCOME PER SHARE COMPUTED AS FOLLOWS:
        PRIMARY:
        1.  Net income  . . . . . . . . . . . . . . . . . . . .    $     2,187,824  $   2,071,714
        2.  Weighted average common shares outstanding  . . . .          6,300,726      6,234,069
        3.  Incremental shares under stock options

              computed under the treasury stock method
              using the average market price of issuer's
              stock during the periods  . . . . . . . . . . . .             36,324         64,055
        4.  Weighted average common shares and common
              equivalent shares outstanding   . . . . . . . . .          6,337,050      6,298,124
        5.  Net income per share  . . . . . . . . . . . . . . .    $          0.35  $        0.33
              (Item 1 Divided by Item 4)


        FULLY DILUTED:
        1.  Net income  . . . . . . . . . . . . . . . . . . . .    $     2,187,824  $   2,071,714
        2.  Weighted average common shares outstanding  . . . .          6,300,726      6,234,150
        3.  Incremental shares under stock options
              computed under the treasury stock method

              using the higher of the average or ending
              market price of issuer's stock at the end
              of the periods  . . . . . . . . . . . . . . . . .             37,035         67,461
        4.  Weighted average common shares and common
              equivalent shares outstanding   . . . . . . . . .          6,337,761      6,301,611
        5.  Net income per share  . . . . . . . . . . . . . . .    $          0.35  $        0.33


              (Item 1 Divided by Item 4)